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                                                           EXHIBIT (11)
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

DURAMED PHARMACEUTICALS, INC.


                                      Three months ended             Six months ended
                                          June 30,                        June 30,
                                   1995           1994              1995          1994
                                ---------------------------     ---------------------------
Primary:
Weighted average common shares
  outstanding                     8,012,287       7,787,756        7,998,260      7,755,920
Net effect of preferred shars
  converted to common shares -
  based on the treasury stock
  method using the average
  market price                      746,590         669,100          746,590        662,073
Net effect of dilutive stock
  options and warrants - based
  on the treasury stock method
  using the average market price  1,940,198       1,540,859        1,960,288      1,530,556
                                -----------     -----------     ------------    -----------
Totals                           10,699,075       9,997,715       10,705,138      9,948,549
                                ===========     ===========     ============    ===========
Net income                      $   632,483     $ 1,453,690     $  1,640,830    $ 2,694,727
                                ===========     ===========     ============    ===========
Per share amount                $       .06     $       .15     $        .15    $       .27
                                ===========     ===========     ============    ===========
Fully diluted:
Weighted average common
  shares outstanding              8,012,287       7,787,756        7,998,260      7,755,920
Net effect of preferred shares
  converted to common shares -
  based on the treasury stock
  method using the quarter-end
  market price                      746,590         679,809          746,590        679,809
Net effect of dilute stock
  options and warrants - based
  on the treasury stock method
  using the quarter-average market
  price                           1,940,198       1,594,385        1,961,575      1,619,267
                                -----------     -----------     ------------    -----------

Totals                           10,699,075      10,061,950       10,706,425     10,054,996
                                ===========     ===========     ============    ===========

Net income                      $   632,483     $ 1,453,690     $  1,640,830    $ 2,694,727
                                ===========     ===========     ============    ===========

Per share amount                $       .06     $       .14     $        .15    $       .27
                                ===========     ===========     ============    ===========
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